SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 3, 1999
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                        (Date of earliest event reported)


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                          FIRST AVIATION SERVICES INC.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)




        Delaware                     0-21995                  06-1419064
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(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                         Identification Number)


              15 Riverside Avenue
              Westport, Connecticut                          06880-4214
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       (Address of Principal Executive Office)               (Zip Code)



                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)


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Item 5. Authorization of repurchase of common stock
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     On November 3, 1999, First Aviation Services Inc., a Delaware corporation
(the "Company"), announced that the Company's Board of Directors had authorized a repurchase of up to 1,000,000 shares of the Company's common stock.

     The purchases will be funded from a portion of the proceeds from the sale of the Company's National Airmotive Corporation subsidiary to Rolls-Royce North America, Inc., for $73 million. The sale was completed on November 1, 1999. The estimated net proceeds from the sale, after paying down National Airmotive's outstanding debt, transaction costs and estimated income taxes on the sale are approximately $44 million.

     Repurchases may be made from time-to-time in open market transactions, block purchases, privately negotiated transactions or otherwise at prevailing prices. No time limit has been given for the completion of the program.

     As of November 3, 1999 First Aviation had approximately 9.2 million shares of common stock outstanding.

     (c) Exhibits
         --------

           99.1 Press release dated November 3, 1999 announcing the share repurchase program.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST AVIATION SERVICES INC.

Date:    November 9, 1999                   By:    /s/ John A. Marsalisi
                                                   ----------------------------
                                            Name:  John A. Marsalisi
                                            Title: Secretary, Vice President &
                                                   Chief Financial Officer